UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                   FORM 8-K/A
                                 AMENDMENT NO. 2


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Event: March 31, 2003
                                         --------------


                        MEDIANET GROUP TECHNOLOGIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                    0-32307                   13-4067623
           ------                    -------                   ----------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)              File No.)            Identification Number)


                1515 North Federal Highway
                    Boca Raton, Florida                      33432
                    -------------------                      -----
          (Address of Principal Executive Office)          (Zip Code)


                  (Registrant's telephone number): 561-392-4550
                                                   ------------


                           Clamshell Enterprises, Inc.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

EXPLANATORY NOTE

         We are filing this Form 8-K/A to reflect the restatement of our financial statements as of December 31, 2002 and 2001. As discussed in Note 1 to the accompanying restated financial statements, the Company has restated its balance sheet as of December 31, 2002 and 2001, and the related restated statements of operations, restated changes in stockholders' deficiency and restated cash flows for each of the years in the two year period ended December 31, 2002, which were previously audited.

         The Company determined that it misinterpreted or misapplied generally accepted accounting principles in respect to the valuation of stock issued to various consultants for services rendered in 2002 and 2001. Stock was issued to consultants and advisors at various dates during the year 2000, 2001 and 2002 at an agreed upon price of $.05 per share. Stock was also sold to private investors at $.05 and $2.00 per share in 2000 and 2001 and $.01 a share in 2002. Generally accepted accounting principles assume that stock sold for cash establish the fair market value of the stock issued to measure the value of the services rendered. As a result, the Company has restated the audited financial statements for the years ended December 31, 2002 and 2001. In addition, the Company recorded an increase of $515,424 to opening deficit and an increase to the value of common stock issued at January 1, 2001, for these stock issuances for services.

         Any items included in the current report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2003, that are not included herein are not amended and remain in effect as of the date of the original filing thereof. Additionally, this current report on Form 8-K/A does not purport to provide a general update or discussion of any other developments subsequent to the original filing.

         The filing of this Form 8-K/A shall not be deemed to be an admission that the original filing, when made, included any untrue statement of material fact, or omitted to state a material fact necessary to make a statement contained therein not misleading.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 2003, Clamshell Enterprises, Inc. (the "Company") acquired all of the issued and outstanding common stock of Shutterport, Inc., a Florida corporation. The transaction was completed pursuant to the terms of an Agreement for Share Exchange dated February 3, 2003, a copy of which is attached as an Exhibit. Consideration issued by the Company in exchange for the Shutterport shares was the issuance of one share of the Company's common stock (the "Exchange Shares") for each share of ShutterPort stock acquired. As a result of the closing under the Agreement for Share Exchange, Shutterport became a wholly-owned subsidiary of the Company.

         Prior to the closing under the Agreement for Share Exchange, and pursuant to a Stock Purchase Agreement dated January 31, 2003, ShutterPort purchased 3,331,000 shares of the Company issued and outstanding common stock in anticipation of the completion of the share exchange transaction. In conjunction with completion of the share exchange transaction, the 3,331,000 shares of the Company held by ShutterPort were surrendered for cancellation and are no longer part of the Company's issued and outstanding common stock. After taking this share cancellation into account, following the completion of the share exchange transaction, the Company has a total of 6,581,566 shares of common stock of the Company issued and outstanding.

         As soon as reasonably possible following completion of the share exchange transaction, the Company intends to change its name to Medianet Group Technologies, Inc.

 DESCRIPTION OF BUSINESS
 -----------------------

         Following completion of the share exchange transaction, the Company will not itself directly engage in business operations, but it does intend to continue, and expand, the existing business operations of ShutterPort as its wholly owned subsidiary.

         ShutterPort is a web based application developer and branded service provider which operates, or intends to commence operations, in several related business areas.

         Using its Brand-A-Port software, ShutterPort builds brandable and customizable web portals offering a significant number of features and functions. In this area, the business model tracks that of a television network. ShutterPort licenses its content, look and feel to individuals and companies through creation of a web portal, and then customizes and co-brands the portal in the client's name. These individual, corporate and organization affiliates also become the sales agents for the other programs offered by ShutterPort, and receive commissions and overrides on portal sales, monthly hosting fees and product sales.

         One of the other programs offered by ShutterPort is the BSP Rewards program. This is a rewards and loyalty program which offers members up to 7% rewards added to any rewards already associated with their credit cards. This program is structured in such a way that it is intended to allow participating merchants, manufacturers and service organizations the opportunity to become reward redemption centers and to enjoy full retail margins on the goods or services distributed as reward premiums. ShutterPort also intends to form alliances with organizations, associations and manufacturers who register their members and customers into the program for which these member providers receive a passive residual income derived from the members purchases through the program.

         The total home view program is a program which is being marketed to newspapers with the intention that they can use it as an incentive to real estate brokers, associates and new home builders to increase their advertising budgets. Newspapers would offer a free individualized web portal to customers who purchase real estate advertisements, and in turn, would agree to pay the Company a set monthly fee for each participant using this service. Each portal would be automatically customized with the name and contact information for the broker/associate, and the broker/associate would be able to upload their own photo and biography and add full home photo tours, descriptions and audios for their listings.

         ShutterPort recently acquired 130 color episodes of the 1970's Howdy Doody Show, and is now in the process of making these episodes available for video sales and television syndication. Through its ShutterPort subsidiary, the Company intends to seek to acquire other similar types of intellectual properties and products in the future.

 DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS
 -----------------------------------------------

         Certain statements in the foregoing description of business which are not statements of historical fact are what is known as "forward looking statements." These are basically statements about the future, and for that reason, they involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipate", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of the Company's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits.

 CHANGE IN DIRECTORS
 -------------------

         In conjunction with closing under the Agreement for Share Exchange there has also been a change in directors. The previous directors of the Company resigned and the following persons were appointed as their successors:

 Name                   Age      Position
 ----                   ---      --------
Martin A. Berns         66       Chief Executive Officer, President and Chairman
Eugene H. Berns         66       Director
Ivan L. Bial            57       Secretary and Director
Joseph Porrello         58       Director
Dennis Lane             55       Director

         The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction, or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

Biographical Information

MARTIN A. BERNS.

         Mr. Berns has 40 years of experience as a marketing consultant, including advertising, TV commercial and show production. Mr. Berns was Vice President of marketing for Realm Productions, a publicly held video production company. He was Associate Producer of the "Jelly Bean Jungle" television series, and acted as Coordinating Producer for the re-syndication and distribution of the 1970's new "Howdy Doody" show. Mr. Berns' background includes developing marketing plans and the subsequent establishment, training and administration of large sales organizations for national companies.

         Mr. Berns presently serves as President of MUSTeam, Inc., a provider of utility and conservation programs to large-scale commercial, industrial and multifamily housing owners and management companies.

EUGENE H. BERNS.

         Mr. Berns served 23 years as Vice President of sales and marketing, and as member of the Board of Directors for one of South Florida's largest American Stock Exchange community builders. Mr. Berns has extensive background in sales and marketing, and is responsible for over 2 billion dollars of sales with his former companies. Additionally, he held many leadership positions in the shelter industry, including past President of the Gold Coast Builders Association, and currently serves on many state and national committees. He is the recipient of numerous industry awards. Mr. Berns also serves as President of Housing Marketing Team, a marketing consultation company whose services include local and national shelter industry market trend analysis, individual and multiple community marketing programs.

IVAN BIAL.

         A second-generation member of the photo community, Mr. Bial grew up in the industry. In high school he worked part-time in camera stores and photo labs. He served as Vice President and General Manger of Southern Photo Service of Hollywood, Florida, the oldest independent color photo-finishing lab in the United States. Southern Photo Service operated 12 retail stores, 2 satellite photo-labs and a successful professional and amateur mail order division with 165 employees. Additionally, he was a leader in the one-hour photo industry with 55 Minute Photo, a chain of one-hour labs and studios, followed by All American Photo Service. He served as a consultant to Blockbuster Entertainment for their multi-store test of one-hour photo labs. Mr. Bial has additional experience as a National Sales Manager in the telecommunications, software and publishing industry, and is a Member of the Society of Photo Finishing Engineers.

JOSEPH PORRELLO.

         Mr. Porrello is the Chief Marketing Officer of VICI Marketing Group, Inc., one of the nation's largest and most prestigious direct marketing companies. Mr. Porrello is a highly regarded leader in the audio/video industries, and has received over 90 gold, platinum, and Emmy awards. He is responsible for over $600 million in retail sales, and has numerous contacts in the production, distribution and retail video industries. Mr. Porrello is a Producer and Executive Producer of video productions, and assists the company in reaching the video and direct marketing segments of the market.

DENNIS LANE.

         Mr. Lane is the co-founder and President of the ShutterPort division. Previously he was co-founder and former President and CEO of Restaurant.com, Inc. Founded in 1997, Restaurant.com is an on-going major success story in the world of dot-com's. Lane's responsibilities, in addition to overseeing the incubation of Restaurant.com, was to oversee the national sales efforts, including the development and training of a corps of sales executives, throughout the country. Lane was responsible for securing and directing the initial relationship between Restaurant.com and its largest marketing partner, an international NYSE listed company whos year 2000 income exceeded twenty-two billion dollars.

         Mr. Lane spent well in excess of 20 years as a senior executive in the television industry. He worked in various sectors of multi-media marketing, program development, operations and sales management in both network and independent television. In addition to Lane's management responsibilities, his successes include the development of national marketing programs that often incorporated the participation of Fortune 500 companies. Mr. Lane also founded and served as President of the POS Network, an in-store network of point of sales television commercials the retail industry labeled "the last word in buying decisions." He has worked with most of the nation's largest advertising agencies. Lane has incorporated his network television marketing experience with a series of loyalty programs in conjunction with important retail companies throughout the U.S.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date of completion of the share exchange transaction, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

                                         Number of Shares
 Name and Address                       Beneficially Owned     Percent of Class
 ----------------                       ------------------     ----------------
Martin A. Berns (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                         2,000,000                30.4%

Eugene H. Berns (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                           500,000                 7.6%

Ivan L. Bial (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                           700,000                10.6%

Joseph Porrello (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                            55,552                 0.8%


Dennis Lane (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432                           250,000(2)              3.8%

Steve Adelstein
524 West Tropical Way
Plantation, FL 33317                           685,000(3)             10.4%

Mid-Continental Securities Corp.
5150 Tamiami Train North, Ste. 202
Naples, FL 34103                               500,000(4)              7.6%


All officers and directors (5 persons)       3,505,552                53.3%

(1) The person listed is an officer, a director, or both, of the Company.

(2) Includes 33,333 shares owned by Laneco, which Mr. Lane is the President, and he thereby claims indirect beneficial ownership of said shares.

(3) Includes 220,000 shares owned by AUW, Inc., which Mr. Adelstein is the President, and he thereby claims indirect beneficial ownership of said shares.

(4) Mid-Continental Securities Corp. holds 500,000 warrants. 500,000 shares of common stock are beneficially owned, because they may be acquired at any time upon exercise of the warrants. The exercise price is $1.50 per share. The warrants expire on December 31, 2005.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a) Audited restated financial statements of ShutterPort, Inc., for the fiscal years ending December 31, 2002 and 2001.

         (b) Unaudited restated Pro Forma Consolidated Financial Information for MediaNet Group Technologies, Inc. (formerly, Clamshell Enterprises, Inc.), and ShutterPort, Inc., as of December 31, 2002.

         (c)      Exhibits.

                  2.2 Agreement for Share Exchange dated as of February 3, 2003, by and among Clamshell Enterprises, Inc., and ShutterPort, Inc.*

* Incorporated by reference from Form 8-K dated March 31, 2003 filed with the Securities and Exchange Commission on April 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANET GROUP TECHNOLOGIES, INC. (formerly Clamshell Enterprises, Inc.)


By: /S/ MARTIN BERNS
    ----------------
    Martin Berns, President and Chief Executive Officer

By: /S/ IVAN BIAL
    -------------
    Ivan Bial, Secretary


Date: February 18, 2004

Exhibit (a) - Audited restated financial statements of ShutterPort, Inc., for the fiscal years ending December 31, 2002 and 2001.



                                SHUTTERPORT, INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                    I N D E X




                                                                        Page No.


INDEPENDENT AUDITORS' REPORT ...........................................   F-2


RESTATED BALANCE SHEETS ................................................   F-3


RESTATED STATEMENTS OF OPERATIONS ......................................   F-4


RESTATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY ........................   F-5


RESTATED STATEMENTS OF CASH FLOWS ......................................   F-6


NOTES TO RESTATED FINANCIAL STATEMENTS .................................   F-7

To the Board of Directors and Shareholders
Shutterport, Inc.
Boca Raton, Florida


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of Shutterport, Inc. as of December 31, 2002 and 2001 and the related statements of operations, stockholders' deficiency and cash flows, after the restatement described in Note 1 for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, after the restatement described in
Note 1, referred to above present fairly, in all material respects, the financial position of Shutterport, Inc. as of December 31, 2002 and 2001 and the results of its operations and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying restated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financials, the Company has suffered recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the accompanying restated financial statements, the Company has restated its balance sheet as of December 31, 2002 and 2001 and the related restated statements of operations, restated changes in stockholders' deficiency and restated cash flows for each of the years in the two year period ended December 31, 2002, which were previously audited.


/s/Livingston, Wachtell & Co., LLP

New York, New York
January 24, 2003

January 31, 2003 as to footnote 9 and

February 2, 2004 as to footnote 1

                                SHUTTERPORT, INC.

                             RESTATED BALANCE SHEETS

                                                            DECEMBER 31,
                                                            ------------
                                                         2002          2001
                                                         ----          ----
                                     ASSETS
Current assets
   Cash and cash equivalents .......................  $       344     $       -
   Accounts receivable - net .......................        1,000             -
                                                      -----------   -----------
      Total current assets .........................        1,344             -
                                                      -----------   -----------

Property and equipment, net ........................        8,826        12,279
                                                      -----------   -----------

Other assets
   Website and software development costs - net ....      123,547       168,637
   Trademark .......................................        4,000         4,000
                                                      -----------   -----------

      Total other assets ...........................      127,547       172,637
                                                      -----------   -----------

      Total assets .................................  $   137,717   $   184,916
                                                      ===========   ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Bank overdraft ..................................   $        -   $     2,035
   Accounts payable and accrued liabilities ........       30,660        23,099
   Due to shareholder ..............................       54,600        35,000
                                                      -----------   -----------

      Total current liabilities ....................       85,260        60,134
                                                      -----------   -----------

Other liabilities
   Due to shareholders .............................      156,605        99,398
                                                      -----------   -----------

      Total liabilities ............................      241,865       159,532
                                                      -----------   -----------

Commitments and contingencies

Stockholders' deficiency
   Common stock - no par value -
       50,000,000 shares authorized;
       Shares issued and outstanding
       5,686,662 in 2002 and 4,671,110 in 2001 .....    1,238,165     1,216,254
   Deficit .........................................   (1,342,313)   (1,190,870)
                                                      -----------   -----------
      Total stockholders' equity (deficiency) ......     (104,148)       25,384
                                                      -----------   -----------

      Total liabilities and stockholders' deficiency  $   137,717   $   184,916
                                                      ===========   ===========

    The accompanying notes are an integral part of the financial statements

                                SHUTTERPORT, INC.

                        RESTATED STATEMENTS OF OPERATIONS


                                                       Years Ended December 31,
                                                       ------------------------
                                                         2002            2001
                                                         ----            ----

Revenues .......................................      $  24,533       $  28,296

Cost of sales ..................................        129,870         524,753
                                                      ---------       ---------

        Gross loss .............................       (105,337)       (496,457)

Operating expenses .............................         42,838          43,892
                                                      ---------       ---------

        Loss from operations ...................       (148,175)       (540,349)

Interest expense ...............................          3,268           5,025
                                                      ---------       ---------

        Net loss ...............................      $(151,443)      $(545,374)
                                                      =========       =========

Loss per share - basic and diluted .............      $    (.03)      $    (.12)
                                                      =========       =========


    The accompanying notes are an integral part of the financial statements

                                             SHUTTERPORT, INC.

                              RESTATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                              FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                            Common Stock
                                                            ------------
                                                         Number
                                                       of Shares      Amount       (Deficit)      Total
                                                       ---------      ------       ---------      -----
Balance - January 1, 2001 - originally stated .......   4,400,326   $   315,266   $  (130,072)  $ 185,194

Adjustment - correction of error ....................           -       515,424      (515,424)          -
                                                       ----------   -----------   -----------   ---------

Balance - January 1, 2001 - restated ................   4,400,326   $   830,690   $  (645,496)  $ 185,194
Net loss for the year ...............................           -             -      (545,374)   (545,374)


Common stock issued for services at $2.00 ...........     165,782       331,564             -     331,564
Common stock issued for cash - $.05 per share .......      75,002         3,750             -       3,750
                             - $2.00 per share ......      21,500        43,000             -      43,000

Common stock issued in repayment of shareholder loans       8,500         7,250             -       7,250
                                                       ----------   -----------   -----------   ---------

Balance - December 31, 2001 .........................   4,671,110     1,216,254    (1,190,870)     25,384
Net loss for the year ...............................           -             -      (151,443)   (151,443)


Common stock issued in repayment of shareholder loans       5,000        10,000             -      10,000
Common stock issued for cash at $0.01 ...............     830,000         8,300             -       8,300
Common stock issued for services at $0.02 ...........     180,552         3,611             -       3,611

                                                       ----------   -----------   -----------   ---------
Balance - December 31, 2002 .........................   5,686,662   $ 1,238,165   $(1,342,313)  $(104,148)
                                                       ==========   ===========   ===========   =========


                  The accompanying notes are an integral part of the financial statements

                                                    F-5

                                SHUTTERPORT, INC.

                        RESTATED STATEMENTS OF CASH FLOWS

                                                        Years Ended December 31,
                                                        ------------------------
                                                            2002        2001
                                                            ----        ----
Cash flows from operating activities:

   Net loss ...........................................  $(151,443)  $(545,374)
   Adjustment to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization ...................     48,543      48,389
      Common stock issued for services ................      3,611     331,564
   Changes in operating assets and liabilities:
          Accounts receivable, net ....................     (1,000)          -
          Accounts payable ............................      7,561      23,099
                                                         ---------   ---------

   Net cash used in operating activities ..............    (92,728)   (142,322)
                                                         ---------   ---------

Cash flows from investing activities:
   Purchases of property and equipment ................          -      (1,536)
                                                         ---------   ---------

   Net cash used in investing activities ..............          -      (1,536)
                                                         ---------   ---------

Cash flows from financing activities:
   Bank overdraft .....................................     (2,035)      2,035
   Common stock issued ................................      8,300      46,750
   Due to shareholders, net ...........................     86,807      94,678
                                                         ---------   ---------

   Net cash provided by financing activities ..........     93,072     143,463
                                                         ---------   ---------

Net increase (decrease) in cash and cash equivalents ..        344        (395)

Cash and cash equivalents - beginning of year .........          -         395
                                                         ---------   ---------

Cash and cash equivalents - end of year ...............  $     344   $       -
                                                         =========   =========

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest .............  $   3,268   $   5,025
                                                         =========   =========
Non-cash transactions:
   Stock issued for services rendered .................  $   3,611   $ 311,564
                                                         =========   =========
   Stock issued in repayment of shareholder loans .....  $  10,000   $   7,250
                                                         =========   =========

    The accompanying notes are an integral part of the financial statements

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF BUSINESS

   Shutterport, Inc. (the "Company") formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated early in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

   RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

   The Company determined that it misinterpreted or misapplied generally accepted accounting principles in respect to the valuation of stock issued to various consultants for services rendered in 2002 and 2001. Stock was issued to consultants and advisors at various dates during the year 2000, 2001 and 2002 at a stock valuation of $.05 per share. Stock was also sold to private investors at various dates for $.05 and $2.00 per share in 2000 and 2001 and $.01 a share in 2002. Generally accepted accounting principles assume that stock sold for cash establishes the fair market value of the stock which was used to measure the value of the consulting services rendered. As a result, of increasing the stock valuation of the stock issued to consultants, the Company has restated the audited financial statements for the years ended December 31, 2002 and 2001. In addition, the Company recorded an increase of $515,424 to opening deficit and an increase to the value of common stock issued at January 1, 2001, for all stock issuances for consulting services in 2000.

   The following tables set forth the effects of the restatement adjustments:

                                Year Ended                        Year Ended                       Year Ended
                             December 31, 2002                 December 31, 2001                December 31, 2000
                      --------------------------------  --------------------------------  ------------------------------
                      Previously                        Previously                        Previously
 Statements of Income  Reported    Restated    Change    Reported    Restated    Change    Reported   Restated   Change
 --------------------  --------    --------    ------    --------    --------    ------    --------   --------   ------
 Loss from operations  $153,592   $  148,175  $ (5,417)  $517,924   $  540,349  $ 22,425   $130,072   $645,496  $515,424
                       --------   ----------  --------   --------   ----------  --------   --------   --------  --------
 Net loss              $156,860   $  151,443  $ (5,417)  $522,949   $  545,374  $ 22,425   $130,072   $645,496  $515,424
                       --------   ----------  --------   --------   ----------  --------   --------   --------  --------
 Balance Sheets
 --------------
 Common stock          $705,733   $1,238,165  $532,432   $678,405   $1,216,254  $537,849   $315,266   $830,690  $515,424
                       --------   ----------  --------   --------   ----------  --------   --------   --------  --------
 Deficit               $809,881   $1,342,313  $532,432   $653,021   $1,190,870  $537,849   $130,072   $645,496  $515,424
                       --------   ----------  --------   --------   ----------  --------   --------   --------  --------
Deficit - 12/31/00 ..................  $  130,072
Cumulative effect through 12/31/00 ..     515,424
                                       ----------
Deficit restated - 12/31/00 .........     645,496
Loss - year ended 12/31/01- restated      545,374
                                       ----------
Deficit - restated - 12/31/01 .......   1,190,870
Loss - year ended 12/31/02 - restated     151,443
                                       ----------
      Deficit restated - 12/31/02 ...  $1,342,313
                                       ==========

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   CAPITAL RESOURCES AND BUSINESS RISKS

   The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At December 31, 2002 and 2001, current liabilities exceeded current assets by $83,916 and $60,134, respectively.

   The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2002, the Company had an accumulated deficit of $1,342,313. The Company also realized net losses of $151,443 and $545,374 for the years ended December 31, 2002 and 2001, respectively.

   Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

   CONTROL BY PRINCIPAL STOCKHOLDERS

   The directors, executive officers and their affiliates own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

   RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

   On April 6, 2000, the three founders of the Company issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 per share.

   In June 2000, the Company entered into a service agreement with 411now.com,Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS (Continued)

   In June 2000, the Company entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

   From inception to December 31, 2002, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services at December 31, 2002 and 2001 was 541,380 and 375,598, respectively. The Company recognized the cost attributed to these shares, at the fair market value, evidenced by the stock purchased by investors for cash.

   From inception to December 31, 2002, 106,000 shares have been purchased by various investors for $2.00 per share.

   USE OF ESTIMATES

   The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   SIGNIFICANT ESTIMATE

   Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

   RESEARCH AND DEVELOPMENT COSTS

   Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2002 and 2001.

   REVENUE RECOGNITION

   The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company's revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   REVENUE RECOGNITION (Continued)

   SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, all revenue from the arrangement is recognized ratably over the term of the arrangement.

   Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

   The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance services are recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of December 31, 2002 and 2001.

   Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash for similar advertising from buyers unrelated in the barter transaction. During the years ended December 31, 2002 and 2001, revenue derived from barter transactions was not significant.

   CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

   EQUIPMENT

   Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

   Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                                  Estimated
                                                 Useful Lives
                                                 ------------
         Computer equipment                         5 years

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   OTHER ASSETS

   The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent that such costs are expected to be recovered through future sales of the product. Management is required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

   Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

   The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

   The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees charged by 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $45,090 for 2002 and 2001. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2002 is as follows:

                          Years                 Amount
                          -----                 ------

                          2003                  $45,090
                          2004                  $45,090
                          2005                  $33,367

   The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of trademark recorded in the accompanying financial statements.

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   START-UP COSTS

   The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

   EQUITY BASED COMPENSATION

   The Company accounts for employee stock options in accordance with Accounting Principles Board Option No. 25 (APB), "Accounting for Stock Issued to Employees." Under APB No. 25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

   SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

   INCOME TAXES

   Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

   The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

   Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

   The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


2. LOSS PER SHARE (Continued)
                                                    Years Ended December 31,
                                                       2002         2001
                                                       ----         ----
   NUMERATOR FOR BASIC AND DILUTED LPS
          Net loss to common shareholders ........  $  151,443   $   545,374
                                                    ==========   ===========

   DENOMINATOR FOR BASIC AND DILUTED LPS
          Weighted average shares of common stock
                 Outstanding .....................   5,345,881     4,507,518
                                                    ==========   ===========

   LPS - Basic and diluted .......................  $     (.03)  $      (.12)
                                                    ==========   ===========

3. STOCKHOLDERS' LOANS

   The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short term notes consist of two notes. The first note is for $35,000, bearing an annual interest rate at 6.750%, payable monthly and matures in July 2003. The second note is for $19,600, non-interest bearing, due July 1, 2003. The long term note of $156,605, is non-interest bearing and is due June 30, 2004.

   The total interest paid on the above notes is $3,268 and $5,025, for the years ended December 31, 2002 and 2001, respectively.

4. EQUIPMENT

   Equipment at cost consists of:
                                                   Years Ended December 31,
                                                   ------------------------
                                                       2002       2001
                                                       ----       ----

         Computer software and equipment .........    17,263    $17,263
         Less: accumulated depreciation ..........     8,437      4,984
                                                      ------    -------
             Total ...............................     8,826    $12,279
                                                      ======    =======

   Depreciation expense for the years ended December 31, 2002 and 2001 was $3,453 and $3,299, respectively.

5. INCOME TAXES

   The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

   As of December 31, 2002, the Company has available federal net operating loss carryforwards of approximately $ 482,000 to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2022.

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


5. INCOME TAXES (Continued)

   The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

   The utilization of the net operating loss may be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss before its utilization.

6. CAPITAL STOCK, STOCK OPTION PLAN AND WARRANT TRANSACTIONS

   The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, no par value. A total of 5,686,662 and 4,671,110 shares of Common Stock are outstanding as of December 31, 2002 and December 31, 2001, respectively. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.

   The Company has adopted an Incentive and Non-Qualified stock option plan pursuant to which 500,000 shares of Common Stock have been set aside for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, directors and advisors. The Board of Directors administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers and non-employee directors and others who perform services for the Company. There are no outstanding options as of December 31, 2002 and 2001.

   The Company has issued 500,000 warrants entitling the holders to purchase 500,000 common shares at a price of $1.50, expiring December 31, 2005.

7. LEGAL PROCEEDINGS

   From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

8. COMMITMENTS AND CONTINGENCIES

   The Company had an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. . The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits.

9. SUBSEQUENT EVENTS

   On January 31, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Clamshell Enterprises Inc. ("Clamshell"), a Nevada corporation, relating to the purchase of 3,331,000 shares or approximately 93% of the issued and outstanding common stock of Clamshell. Clamshell has engaged in no significant operations other than the acquisition of capital for general and administrative expenses and registration of its securities under the Securities Exchange Act of 1934.

                                SHUTTERPORT, INC.

                     NOTES TO RESTATED FINANCIAL STATEMENTS


9. SUBSEQUENT EVENTS (Continued)

   The shares being purchased are currently being held by 5 shareholders of Clamshell. The total purchase price is $35,000, of which a $10,000 deposit was paid at the execution of the agreement and $15,000 is payable at the closing. In addition, a $10,000 non interest bearing promissory note is due February 28, 2003. If the note is not paid in full by February 28, 2003, the promissory note will bear interest at 8% per annum on the outstanding principle balance.

   On January 5, 2003, the Company closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the `70's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company at closing and a note payable.

   The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock to the Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

   The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

   The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading days ending on the interest payment date.

   The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party claims against the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.

Exhibit (b) - Unaudited restated Pro Forma Consolidated Financial Information for MediaNet Group Technologies, Inc. (formerly, Clamshell Enterprises, Inc.), and ShutterPort, Inc., as of December 31, 2002.


UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2002

                                                                                                           Unaudited
                                                                                                           PRO FORMA
                                                  CLAMSHELL                                                CLAMSHELL
                                                 ENTERPRISES,  SHUTTERPORT,                               ENTERPRISES,
                                                     INC.          INC.                      ADJUSTMENTS      INC.
                                                    DEBIT         DEBIT                         DEBIT        DEBIT
                                                   (CREDIT)      (CREDIT)      Reference       (CREDIT)     (CREDIT)
                                                 ------------  ------------  --------------  -----------  ------------
                   ASSETS

CURRENT ASSETS
Cash and cash equivalents .....................          23           344        2,3,4          60,000        60,367
Accounts receivable - net .....................           -         1,000                            -         1,000
Prepaid interest ..............................           -             -          1            40,000        40,000
                                                    -------      --------                     --------     ---------
 Total current assets .........................          23         1,344                      100,000       101,367
                                                    -------      --------                     --------     ---------

INVESTMENTS

Investment in Howdy Doody Library .............           -             -          1           875,000       875,000
Investment in Clamshell .......................           -             -         2,7                -             -
                                                    -------      --------                     --------     ---------
 Total investments ............................           -             -                      875,000       875,000
                                                    -------      --------                     --------     ---------

Property and equipment - net ..................           -         8,826                            -         8,826
                                                    -------      --------                     --------     ---------

OTHER ASSETS

Website and software development costs - net ..           -       123,547                            -       123,547
Trademark .....................................           -         4,000                            -         4,000
Due from related party ........................       4,210             -          9            (4,210)            -
                                                    -------      --------                     --------     ---------
 Total other assets ...........................       4,210       127,547                       (4,210)      127,547
                                                    -------      --------                     --------     ---------

 TOTAL ASSETS .................................       4,233       137,717                      970,790     1,112,740
                                                    =======      ========                     ========     =========

                                                                                                         (continued)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2002 (Continued)

                                                                                                           Unaudited
                                                                                                           PRO FORMA
                                                  CLAMSHELL                                                CLAMSHELL
                                                 ENTERPRISES,  SHUTTERPORT,                               ENTERPRISES,
                                                     INC.          INC.                      ADJUSTMENTS      INC.
                                                    DEBIT         DEBIT                         DEBIT        DEBIT
                                                   (CREDIT)      (CREDIT)      Reference       (CREDIT)     (CREDIT)
                                                 ------------  ------------  --------------  -----------  ------------
   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued liabilities ......           -        30,660                             -        30,660
Accrued expenses ..............................       6,100             -                             -         6,100
Due to stockholders ...........................       6,503             -          9             (6,503)            -
Due to shareholder - current ..................           -        54,600          3             (5,000)       49,600
                                                    -------    ----------                      --------     ---------
 Total current liabilities ....................      12,603        85,260                       (11,503)       86,360
                                                    -------    ----------                      --------     ---------

OTHER LIABILITIES

Note payable - longterm .......................           -             -          1            675,000       675,000
Due to shareholders - noncurrent ..............           -       156,605                             -       156,605
                                                    -------    ----------                      --------     ---------
 Total other liabilities ......................           -       156,605                       675,000       831,605
                                                    -------    ----------                      --------     ---------

 Total liabilities ............................      12,603       241,865                       663,497       917,965
                                                    -------    ----------                      --------     ---------

STOCKHOLDERS' DEFICIENCY

Preferred stock - Clamshell Enterprises, Inc...           -             -                             -             -
5,000,000 shares authorized at $.01 par value
-0- shares issued and outstanding

Common stock - Clamshell Enterprises, Inc......       3,586             -        3,4,5            2,996         6,582
50,000,000 shares authorized at $.001 par value
6,581,566 shares issued and outstanding

Common stock - Shutterport, Inc................           -     1,238,165         1,6        (1,238,165)            -
50,000,000 authorized, no par value
-0- shares issued and outstanding
(5,686,662+200,000+40,000-5,926,662)

Additional paid-in capital ....................      18,887             -     3,4,5,6,7,8,9   1,511,619     1,530,506
Deficit .......................................     (30,843)   (1,342,313)         8             30,843    (1,342,313)
                                                    -------    ----------                      --------     ---------
 Total stockholders' equity (deficiency) ......      (8,370)     (104,148)                      307,293       194,775
                                                    -------    ----------                      --------     ---------

 TOTAL LIABILITIES AND STOCKHOLDER'S
 EQUITY (DEFICIENCY) ..........................       4,233       137,717                       970,790     1,112,740
                                                    =======    ==========                      ========     =========

Notes

The following pro forma adjustments are included in the pro forma unaudited consolidated balance sheet of Clamshell Enterprises, Inc. at December 31, 2002:

                        DESCRIPTION                                  DR                CR
                        -----------                                  --                --
1 (Shutterport)

Howdy Doody Library ..........................................    875,000.00
Note Payable - Longterm ......................................                      675,000.00
Common Stock (200,000 @ $1/share) ............................                      200,000.00
Common Stock (40,000 @ $1/share) .............................                       40,000.00
Prepaid Interest (first year paid at closing in advance) .....     40,000.00
                                                                  915,000.00        915,000.00
To record the purchase of Howdy Doody video library on 1/5/03.

2 (Shutterport)

Cash .........................................................                       35,000.00
Investment in Clamshell (3,331,000 shares) ...................     35,000.00
                                                                   35,000.00         35,000.00
To record the purchase of Clamshell shares on 1/31/03.
All amounts per the agreement were settled in cash when due.

3 (Clamshell/Shutterport)

Cash .........................................................     45,000.00
Due to shareholders - current ................................      5,000.00
Common Stock (200,000 @ $.001 par value) .....................                          200.00
APIC .........................................................                       49,800.00
                                                                   50,000.00         50,000.00
To record private placement to existing Shutterport
shareholders, 1/25/03, 200,000 @ $.25/share.

                                                                                   (continued)

                        DESCRIPTION                                  DR                CR
                        -----------                                  --                --
4 (Clamshell)

Cash .........................................................     50,000.00
Common Stock (200,000 @ $.001 par value) .....................                          200.00
APIC .........................................................                       49,800.00
                                                                   50,000.00         50,000.00
To record private placement to others,
date unknown, 200,000 @ $.25/share.

5 (Clamshell)

Common Stock .................................................      3,331.00          5,927.00
APIC .........................................................      5,927.00          3,331.00
                                                                    9,258.00          9,258.00
To record retirement of Clamshell 3,331,000 shares
and issuance of 5,927,000 shares for exchange
with Shutterport shareholders.

6 (Combined)

Common Stock - Shutterport ...................................  1,478,165.00
APIC .........................................................                    1,478,165.00
                                                                1,478,165.00      1,478,165.00
To record exchange of Shutterport shares.

7 (Combined)

Investment in Clamshell ......................................                       35,000.00
APIC .........................................................     35,000.00
                                                                   35,000.00         35,000.00
To eliminate investment on combined books.

8 (Combined)

Deficit - Clamshell ..........................................                       30,843.00
APIC .........................................................     30,843.00
                                                                   30,843.00         30,843.00
To eliminate Clamshell operations on combined books.

9 (Combined)

Due from related party .......................................                        4,210.00
Due to stockholders ..........................................      6,503.00
APIC .........................................................                        2,293.00
                                                                    6,503.00          6,503.00
To write-off Clamshell balances not assumed by combined company.

                                      F-19